Exhibit 10.1

FIRST AMENDMENT AND WAIVER TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment and Waiver to Second Amended and Restated Loan and Security Agreement (this “Amendment”), is dated as of November 3, 2015 by and among HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (the “Borrower”), the several financial institutions party to the Loan Agreement (as defined below) as lenders (the “Lenders”), and MUFG UNION BANK, N.A. (formerly Union Bank, N.A.), as a Lender and as agent for the Lenders (in such capacity, the “Agent”).

BACKGROUND

A. Borrower, the Lenders and Agent are parties to the Second Amended and Restated Loan and Security Agreement, dated as of August 14, 2014 (collectively, the “Loan Agreement”), pursuant to which the Lenders have agreed, subject to and on the terms and conditions set forth therein, to make certain loans and other credit accommodations to or for the benefit of Borrower.

B. Borrower has notified Agent and Lender that, prior to the date hereof, certain Events of Default have occurred that are continuing resulting from the following (collectively, the “Existing Defaults”): (i) Borrower’s violation of Section 3.6 by failing to notify Agent promptly of the establishment of the accounts listed on Schedule 3.6 hereto; (ii) Borrower’s violation of Section 3.8 by failing to notify Agent promptly of the formation of two Special Purpose Subsidiaries, namely, Hercules Capital Funding 2014-1 LLC in September of 2014 and Hercules Capital Funding Trust 2014-1 in October of 2014; (iii) Borrower’s violation of Section 3.17 by failing to provide the required evidences of insurance during the period from the Closing Date through the date of this Amendment; (iv) Borrower’s violation of Section 3.29 by failing to deliver to Agent promptly copies of the Material Agreements listed on Schedule 3.29 hereto; (v) Borrower’s violation of Section 3.8, Section 4.1, Section 4.6 or any other provision with respect to certain transactions occurring prior to the date hereof that have been disclosed to Agent or in the publicly-available quarterly and annual reports filed by Borrower; (vi) Borrower’s violation of Section 4.2 by failing to deliver to Agent a copy of its September, 2014 update to its Credit Policy and obtain the required consent thereto; (vii) Borrower’s violation of Section 4.8 by, among other things, failing to satisfy each of the Specified Event Conditions in connection with certain payments or distributions occurring prior to the date hereof, in respect of Notes Indebtedness which payments and distributions have been disclosed in writing to Agent prior to the date hereof; (viii) Borrower’s violation of Section 4.17 by, among other things, failing to satisfy each of the Specified Event Conditions in connection with certain prepayments, defeasances, redemptions, repurchases, calls or other retirements, occurring prior to the date hereof, in respect of Notes Indebtedness which events have been disclosed in writing to Agent prior to the date hereof; (ix) Borrower’s violation of Section 5.1 by failing to deliver to Agent, from the Closing Date through the date hereof, the reports, certificates, financial statements and other items as and when required under Section 5.1(a) through Section 5.1(e), Section 5.1(g) and Section 5.1(h); and (x) the taking of any action, or the failure to take any action, when a Default or Event of Default has occurred and is continuing, the failure to give notice of such Default or Event of Default, or the taking of any action without delivering any required notices, documents or information.

C. Borrower has requested that Agent and Lender agree to waive certain Existing Defaults and amend certain provisions of the Loan Agreement. While it is under no obligation to do so, MUFG Union Bank, as Agent and a Lender, is willing to waive the Existing Defaults and to amend the Loan Agreement on the terms and subject to the conditions set forth herein.

AGREEMENT

Now therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby agree as follows:

1. Incorporation of Recitals: Definitions. Each of the above recitals is incorporated herein as true and correct and is relied upon by the Agent and each Lender in agreeing to the terms of this Amendment. Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

2. Representations and Warranties. Borrower represents and warrants to, and covenants and agrees for the benefit of, the Agent and each Lender that:

a. after taking into account the waivers and consents provided hereunder, the representations and warranties of Borrower set forth in the Loan Agreement and each other Loan Document were true, correct and complete as of the date originally made, and are true, correct and complete in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof, which representations and warranties shall be true in all respects;

b. Borrower has the authority to execute this Amendment and the execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements delivered or to be delivered in connection herewith (i) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (ii) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (iii) do not and will not conflict with any Applicable Law or Borrower’s articles of incorporation, bylaws, minutes or resolutions, (iv) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower or any of its Subsidiaries is a party or by which they or any of their respective properties are bound, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, Lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or any of its Subsidiaries;

c. this Amendment and the other certificates, instruments, documents and agreements delivered or to be delivered by Borrower in connection herewith have been duly executed and delivered by Borrower and constitute the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (ii) enforcement may be subject to general principles of equity, and (iii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought;

d. other than with respect to the Existing Defaults, no event has occurred or failed to occur, and after and as a result of giving effect to this Amendment will occur, that is, or, with notice or lapse of time or both would constitute, a Default, an Event of Default, or a breach or failure of any condition under any Loan Document;

e. after and as a result of giving effect to this Amendment, Borrower has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to its liabilities, obligations and indebtedness arising under or in connection with the Loan Agreement or any of the other Loan Documents;

f. Set forth on Schedule 3.6 is a listing, as of the date hereof (the “First Amendment Closing Date”), of all of Borrower’s Deposit Accounts and securities accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or securities accounts maintained with such Person.

3. Amendments to Loan Agreement.

a. Section 2.2(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c) not less than two (2) Business Days prior to the proposed Drawdown Date for such Loan, (i) Borrower shall have delivered to Agent: (A) an updated Borrowing Base Certificate, including an aged list of Eligible Notes Receivable, a detailed calculation of the Borrowing Base, and such supporting detail and documentation as Agent may reasonably request; (B) a summary of the filing information (to the extent available) of all UCC financing statements indicating Borrower’s security interest in any collateral obtained in connection with any Pledged Loan Paper; (C) a completed checklist for each Note Receivable included or to be included in the Borrowing Base; and (D) all other Required Asset Documents, and (ii) Borrower shall have taken the actions with respect to all agreements, instruments and documents relating to assets included in the Borrowing Base as may be required hereunder or under the Possessory Collateral Agreement and the other Loan Documents;

b. Section 3.18(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) such Note Receivable arose in the ordinary course of Borrower’s business from the lending of money to the related Account Debtor and, if evidenced by a promissory note, is evidenced by a promissory note that has been duly authorized by the related Account Debtor, and that, together with the related Loan Paper, is in full force and effect;

c. Section 3.18(j) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(j)(1) Borrower is free to pledge such Note Receivable and grant to Agent, for the ratable benefit of the Lenders, a security interest in such Note Receivable and the related Loan Paper, together with the related Loan Paper and all rights relating thereto, without the obtaining of consent of any Person, including the applicable Account Debtor or any agent with respect to such Note Receivable; and (2) Borrower is free to assign and transfer such Note Receivable, together with the related Loan Paper and all rights relating thereto, without the obtaining of consent of any Person, including the applicable Account Debtor or any agent with respect to such Note Receivable (except for (A) such consents which have been obtained prior to inclusion of such Note Receivable in the Borrowing Base and (B) customary restrictions on assignment and transfer (applicable so long as no defined event of default exists under the underlying Loan Paper)

to (i) competitors of the applicable Account Debtor; (ii) any Person acting in the capacity of, or for the benefit of, a vulture fund or distressed debt purchaser, and (iii) non-U.S. Persons; provided that such restrictions are disclosed in writing to Agent);

d. Section 3.18(m) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(m) if an Instrument has been issued in connection therewith, there is not more than one original of such Instrument representing all or any portion of such Note Receivable, and the original of such Instrument (if any) has been delivered to Agent or the Pledgeholder, duly endorsed as Collateral;

e. Section 3.22(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c) If Borrower is or becomes the beneficiary of a letter of credit relating to any Pledged Loan Paper or Pledged Note Receivable, Borrower shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Agent thereof and, upon request by Agent, enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter of Credit Rights assigning such Letter of Credit Rights to Agent and directing all payments thereunder to the Collection Account.

f. Section 3.23 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

3.23 Collections and Proceeds of Collateral.

(a) Borrower shall open and shall at all times maintain the Collection Account and the Custodial Account with Bank. All cash, checks, drafts or other items of payment relating to or constituting payments made in respect of any or all of the Collateral, all Collections, and all other Proceeds of the Collateral, shall be deposited directly into the Collection Account. Borrower shall maintain in effect at all times either (i) instructions to all Account Debtors on Pledged Notes Receivable to: (A) make payment of any obligations owing to Borrower directly, by ACH transfer or wire transfer, to the Collection Account, and (B) to mail or deliver all checks or other forms of payment for amounts owing to Borrower to a post office box or other address approved in writing by Agent, or (ii) enforceable authorizations from Account Debtors permitting Borrower to automatically debit payments in respect of all Pledged Notes Receivable directly from such Account Debtors’ deposit accounts through the Automated Clearing House (ACH) network or electronic funds transfers. Borrower shall cause all such items referenced in the preceding sentence to be credited directly to the Collection Account. Borrower shall cause the entire balance in the Collection Account to be swept daily, or with such other frequency as Agent may approve, to the Custodial Account. Other than such transfers to the Custodial Account, neither Borrower nor any Person claiming through Borrower shall, or attempt to, withdraw or transfer any portion of the Collection Account, make payments from the Collection Account or issue withdrawal, transfer delivery or other instructions with respect to the Collection Account. If Borrower or any of its Subsidiaries or Affiliates receives any payments on account of Pledged Notes Receivable, Pledged Loan Paper, Collections or any other Collateral, then Borrower shall hold or cause its Subsidiaries and Affiliates to hold such payments in trust for Agent and shall immediately deposit or cause its Subsidiaries to deposit all such payments, to the extent of Borrower’s rights therein, into the Collection Account.

(b) Following the occurrence and during the continuance of an Event of Default: (i) Borrower shall not, and shall not attempt to, withdraw or transfer any portion of the Collection Account or the Custodial Account, or make payments from either such account or issue withdrawal, transfer, delivery or other instructions with respect to such accounts, except as may be approved by Agent in writing; and (ii) Agent may apply all or any part of the amounts in the Collection Account, the Custodial Account or any other account of Borrower maintained with Bank or otherwise, to the Obligations as provided in Section 7.4.

(c) Borrower shall keep the Collateral, all Collections and all other Proceeds of the Collateral segregated and separate from its other assets and property, and Borrower shall not at any time comingle Collections on or Proceeds of Pledged Notes Receivable with Proceeds of Notes Receivable or Accounts that are not Proceeds of Pledged Notes Receivable. Borrower shall at all times maintain in effect instructions to all Account Debtors on Notes Receivable that are not Pledged Notes Receivable to make payments to accounts other than the Collection Account and to a physical address that is not associated with the Collection Account or the Custodial Account.

(d) Borrower shall deposit into a Deposit Account that is subject to a perfected first-priority Agent’s Lien all amounts advanced by Borrower into escrow and all amounts delivered to Borrower to be held in escrow, including, without limitation, insurance premiums and proceeds, taxes, and other funds delivered to Borrower to be held on behalf of any Account Debtor under any Pledged Note Receivable.

g. Section 3.29 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

3.29 Material Contracts. As of November 3, 2015, Schedule 3.29 is a true, correct, and complete listing of all Material Contracts of Borrower other than Loan Paper. Borrower will promptly provide Agent with a true, complete and correct copy of each Material Contract executed by Borrower (other than Loan Paper, except to the extent required hereunder);

h. Section 3.32(b)(2) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(2) Payments to Cash Management Account. On or before the first date on which any Note Receivable is included in the Borrowing Base, Borrower shall have either (a) instructed all Account Debtors to make all payments in respect of all Pledged Notes Receivable directly to the Collection Account or (b) shall have obtained appropriate authorizations from such Account Debtors permitting Borrower to automatically debit payments in respect of all Pledged Notes Receivable directly from such Account Debtors’ deposit accounts through the Automated Clearing House (ACH) network or electronic funds transfers (which automatic debits shall be deposited only into the Collection Account).

i. Section 3.32(b)(3) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(3) Adjustments. If (i) Borrower makes a deposit into the Collection Account or the Custodial Account in respect of a Collection of a Pledged Note Receivable or a Recovery and such Collection was received by Borrower in the form of a check that is not honored for any reason or (ii) Borrower makes a mistake with respect to the amount of any Collection or Recovery and deposits an amount that is less than or more than the actual amount of such Collection or Recovery, Borrower shall appropriately adjust the amount subsequently deposited into the Collection Account or Custodial Account to reflect such dishonored check or mistake. Any payment to Agent or any Lender in respect of which a dishonored check is received shall be deemed not to have been paid.

j. Section 3.32(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c) Realization Upon Defaulted Loan Paper. Borrower will use its reasonable efforts to repossess or otherwise comparably convert the ownership of any Account Debtor Collateral with respect to Defaulted Loan Paper in accordance with the Credit Policy and the Accepted Servicing Practices. Borrower will follow the practices and procedures set forth in the Credit Policy in order to realize upon such Account Debtor Collateral. Any sale of Account Debtor Collateral shall be evidenced by a certificate of a Responsible Officer of Borrower delivered to Agent identifying the Defaulted Loan Paper and the Account Debtor Collateral, setting forth the sale price of the Account Debtor Collateral and certifying that such sale price is the fair market value of such Account Debtor Collateral; provided, that if after giving effect to such sale (a) the Net Borrowing Availability would not be greater than or equal to zero or (b) a Default or an Event of Default would exist, then Borrower prior to selling any Account Debtor Collateral with respect to Defaulted Loan Paper shall obtain the prior written consent of Agent. Borrower will remit to the Collection Account the Recoveries received in connection with the sale or disposition of Account Debtor Collateral with respect to Defaulted Loan Paper.

k. Section 4.4(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Amend any of its articles of incorporation or bylaws in a manner that would materially adversely affect Agent or the Lenders; provided that Borrower may increase the number shares of its authorized capital stock so long as no Change of Control has occurred or would exist as a result thereof.

l. Section 4.7 of the Loan Agreement is hereby amended by deleting the proviso after clause (c) thereof and replacing it with the following:

“; provided that the restrictions set forth in this clause (c) shall not prohibit or restrict the obligations of Borrower, if any, or Hercules Funding II set forth in Section 7.6 of that certain Amended and Restated Loan and Security Agreement dated as of June 29, 2015 by and among Hercules Funding II LLC, Wells Fargo Capital Finance, LLC as administrative agent and the lenders party thereto or Section 3.05 of the Wells Fargo Sale and Servicing Agreement (collectively, as the same may be amended, modified, supplemented, restated or renewed from time to time, the “Wells Fargo Facility”).”

m. Section 4.8(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a result thereof, and Agent and Lenders shall have received the financial statements required hereunder for the most recently completed fiscal month, make distributions to the holders of its Stock to the extent permitted by Applicable Law; provided, however, that notwithstanding the existence of a Default or an Event of Default, the Borrower may pay cash dividends and make cash distributions in the ordinary course of business to its shareholders, in an amount not to exceed its investment company taxable income, net tax-exempt interest and net capital gains that are required under Applicable Law to be distributed to its shareholders in order to maintain and preserve Borrower’s RIC status and to avoid excise taxes imposed on RICs (a “RIC Distribution”) so long as: (i) all outstanding Obligations (other than contingent indemnification and expense reimbursement obligations) in respect of the Loans (if any) have been fully-repaid, in cash, at least one (1) Business Day prior to the date of such RIC Distribution, (ii) no additional Loans have been requested on or after the date that is one (1) Business Day prior to the date of such RIC Distribution, and (iii) no Obligations (other than contingent indemnification and expense reimbursement obligations) in respect of Loans are outstanding immediately prior to, or after giving effect to, such RIC Distribution;

n. Section 4.11 of the Loan Agreement is hereby amended by deleting the word “and” immediately before clause (ii) and adding the following at the end of the Section, “and (iii) ordinary course transactions otherwise permitted hereunder between the Borrower and any of its Special Purpose Subsidiaries.”

o. Section 5.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

5.3 Electronic Delivery. Quarterly and annual financial statement reports required to be delivered pursuant to Sections 5.1 and 5.2 (to the extent any such documents are included in materials otherwise filed with the SEC and publicly available) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such reports or provides a link thereto on Borrower’s website at www.htgc.com, or (ii) on which such reports are posted electronically on a website that each Lender and Agent have access to (whether a commercial, third-party website or whether sponsored by Agent), if any, on Borrower’s behalf; provided, that: (a) Borrower shall deliver paper copies of such reports to Agent or any Lender who requests Borrower to deliver such paper copies until written request to cease delivering paper copies is given by Agent or such Lender; (b) Borrower shall notify (which may be by facsimile or electronic mail) Agent and each Lender of the posting of any such reports and immediately following such notification Borrower shall provide to Agent, by electronic mail, electronic versions (i.e., soft copies) of such reports; and (c) in each instance, Borrower shall, upon request by Agent, provide paper copies of the Compliance Certificates and Borrowing Base Certificates required by Sections 5.1 to Agent. Except for such Compliance Certificates, Agent shall have no obligation to request the delivery of or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

p. Section 5.4 of the Loan Agreement is hereby deleted in its entirety.

q. Section 6.1(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Borrower shall defend the right, title and interest of Agent, for the benefit of Agent and the Lenders, in and to the Collateral against the claims and demands of all Persons whomsoever, and shall take such actions, including (i) all actions necessary to grant Agent “control” of any Investment Property, Deposit Accounts, Letter of Credit Rights or electronic Chattel Paper owned by Borrower included in the Collateral, with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, (ii) the delivery to Pledgeholder, as agent for Agent of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by Borrower included in the Collateral (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after Borrower receives same, (iii) after the occurrence and during the continuance of an Event of Default, notification of Agent’s interest in Collateral at Agent’s request, (iv) preparation and delivery of all applications and other relevant actions to note the Lien of Agent, for the benefit of Agent and Lenders, on any certificate of title included in the Collateral, and (v) the institution of litigation against third parties as shall be prudent in order to protect and preserve Borrower’s, Agent’s and Lenders’ respective and several interests in the Collateral. Borrower shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. If Borrower retains possession of any original Chattel Paper or original Instruments included in the Collateral with Agent’s consent, then, upon the request of Agent, such Chattel Paper and Instruments (other than warrants) shall be marked with the following legend: “THIS WRITING AND THE OBLIGATIONS EVIDENCED OR SECURED HEREBY ARE SUBJECT TO THE LIEN OF MUFG UNION BANK, N.A., AS AGENT.” Borrower shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Agent of any Commercial Tort Claim acquired by it relating or pertaining to any Collateral, and unless otherwise consented to by Agent, Borrower shall enter into a supplement to this Agreement (and the Loan Documents) granting to Agent (for the benefit of Agent and Lenders) a Lien in such Commercial Tort Claim.

r. Section 7.1(b) of the Loan Agreement is hereby amended by deleting the words “or Section 4” at the end of such section and replacing them with “Section 4, or Section 5”.

s. Schedule A to the Loan Agreement is hereby amended by (i) deleting the defined terms “ACH Account,” and “Operating Account”, and (ii) amending and restating, or adding, the following definitions to read as follows:

“Collateral” means all of Borrower’s right title and interest in and to the following, wherever located and whether now existing or hereafter created or acquired: (a) all Notes Receivable and all related Loan Paper identified on any Borrowing Base Certificate, Loan Request, or Loan Supplement now existing or hereafter acquired, including without limitation any and all Notes Receivable and related Loan Paper now or hereafter financed through a Loan under this Agreement, (b) all Collections, (c) the Collection Account, the Custodial Account and all other deposit, investment and securities accounts in which Collections are deposited; (d) any and all property described in Section 6.1(c), (e) all Account Debtor Collateral with respect to any asset described in clause (a), (f) all Accounts, deposits, Investment Property, Instruments, Documents, letters of credit, Letter of Credit Rights, Supporting Obligations, Commercial Tort Claims, Goods, Books and Records, General Intangibles, Chattel Paper pertaining to any of the foregoing, and (g) all products, profits, rents of, dividends and distributions on, accessions to, and all other Proceeds of the foregoing including any and all of the following to the extent constituting such Proceeds of the foregoing (whether now existing or hereafter acquired, tangible or intangible, and whether owned by, consigned to, or held by, or under the care, custody or control of Borrower): all money, cash, cash equivalents, Accounts, Deposit Accounts, other bank, securities, investment, commodity and deposit accounts, deposits, Investment Property, Inventory, Equipment, Fixtures, Goods, Chattel Paper, Documents, Loan Paper, Notes Receivable, Instruments, letters of credit, Letter of Credit Rights, Supporting Obligations, Commercial Tort Claims, Books and Records, General Intangibles (including all Intellectual Property, Claims, Payment Intangibles, contract rights, rights under or in respect of Hedge Agreements, choses in action, and Software) regardless of whether the Collateral, or any portion of it, is property as to which the UCC provides the perfection of a security interest, and all rights and remedies applicable to such property, but excluding in all events, Hazardous Materials.

“Collection Account” means the Deposit Account designated in writing by Borrower and Agent as the Collection Account for purposes of this Agreement in the name of Borrower maintained at Bank. The Collection Account shall initially be that certain account maintained with Bank identified on Schedule 3.6 as the Collection Account.

“Custodial Account” means the account designated in writing by Borrower and Agent as the Custodial Account for purposes of this Agreement in the name of Borrower maintained at Bank or such other bank trust account as designated in writing by Borrower with the consent of Agent. The Custodial Account shall initially be that certain account maintained with Bank identified on Schedule 3.6 as the Custodial Account.

“Custody Agreement” means the Global Custody Agreement (For Foreign and Domestic Securities), dated as of August 31, 2015, by and between Bank, as custodian, and Borrower, as amended, modified, supplemented or restated from time to time; it being understood and agreed that in connection with the establishment of any Custodial Account, Borrower will enter into a new or supplemental Custody Agreement which shall require the consent of Agent.

“Note Receivable” means a promissory note evidencing a commercial loan made by Borrower in accordance with Borrower’s Credit Policy and secured by a Lien on property owned by the maker of such promissory note; provided, that if Borrower’s Credit Policy as in effect at the time that such loan is made or purchased by Borrower do not require the execution of a promissory note and no promissory note is executed to evidence such loan, then the term “Note Receivable” means the obligation of the Account Debtor to repay such loan as evidenced by the agreements and documents evidencing such loan.

“Permitted Dispositions” means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) the use or transfer of money or Cash Equivalents in connection with Permitted Investments in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (c) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (d) sales of a Note Receivable and related Loan Paper (other than Pledged Notes Receivable and Pledged Loan Paper) to and from Special Purpose Subsidiaries in the ordinary course of business, consistent with past practice, and without recourse to Borrower (other than customary obligations to repurchase ineligible Notes Receivable from Special Purpose Subsidiaries on terms substantially similar to those set forth in Section 3.05 of the Wells Fargo Sale and Servicing Agreement), for fair consideration and reasonably equivalent value; provided that in each case, the Specified Event Conditions have been satisfied with respect to such sale, (e) commercially reasonable sales, licenses, transfers, assignments and other dispositions of Account Debtor Collateral repossessed or acquired by Borrower, in accordance with applicable law, in the ordinary course of business in connection with a foreclosure or similar proceeding following a default under the Note Receivable secured by such Account Debtor Collateral, (f) so long as no Event of Default exists, sales or other dispositions in the ordinary course of business by Borrower and its Subsidiaries of equity securities (including warrants) in portfolio companies, (g) to the extent that common stock in the Borrower constitutes an asset of Borrower, the sale and issuance of such common stock by Borrower, and (h) so long as no Event of Default exists, sales or other dispositions in the ordinary course of business by Borrower and its Subsidiaries of other assets in an aggregate amount not to exceed $5,000,000 in any fiscal year.

“Required Asset Documents” means each of the following with respect to any Note Receivable that Borrower seeks to qualify as an Eligible Note Receivable:

(a) either (i) the original promissory note(s) (if any) evidencing such Note Receivable, duly executed by the applicable Account Debtor as maker and payable to the order of Borrower, or (ii) the written certification that there are no promissory notes evidencing such Note Receivable, duly executed by a Responsible Officer of Borrower (provided, that if no original promissory note is delivered with respect to any Note Receivable made by Borrower, then such failure shall be deemed to constitute a representation and warranty by Borrower that there are no promissory notes evidencing such Note Receivable and the delivery of neither (i) nor (ii) shall be required);

(b) a file-stamped copy of the related UCC financing statement(s) naming the applicable Account Debtor as the debtor and Borrower as secured party;

(c) the originals of all Transaction Warrants (if any) issued to Borrower in connection with such Note Receivable;

(d) the originals of all other agreements, documents, or instruments evidencing or securing such Note Receivable (other than, in the case of Syndicated Loan Paper, in which case the original promissory note (if any) and the original Transaction Warrant and a copy of such Syndicated Loan Paper shall be sufficient); and

(e)(i) an original Assignment of Note with respect to each original promissory note (if any) referred to in clause (a) above, executed by Borrower to the order of Agent or in blank, (ii) an original Loan Supplement with respect to such Note Receivable and the related Loan Paper, duly executed by Borrower in favor of Agent, (iii) an original assignment of warrant or stock power with respect to each warrant referred to in clause (c) above, executed by Borrower in blank, and (iv) an original assignment with respect to all of Borrower’s rights under the documents referred to in clause (d) above, executed by Borrower in blank.

“Responsible Officer” means any of Manuel Henriquez, Andrew Olson, Ben Bang, Robert Lake, Mark Harris, or any other individual then serving as the Chief Executive Officer, Chief Financial Officer, Corporate Controller, Chief Credit Officer, or Chief Legal Officer of Borrower.

“Wells Fargo Sale and Servicing Agreement” means that certain Amended and Restated Sale and Servicing Agreement, dated as of June 29, 2015 and as amended, modified, supplemented, restated and renewed from time to time, by and among Hercules Funding II, Borrower, as originator and servicer, and Wells Fargo Capital Finance, LLC as Agent.

t. Schedule A to the Loan Agreement is hereby amended by amending and restating clause (g) of the definition of “Eligible Loan Paper” to read as follows:

“(g) Such Loan Paper contains terms, conditions, representations, warranties, covenants and events of default that are customary for commercial loan transactions, including provisions providing, in the case of SBA-Related Loan Paper, for pro rata (based on the amount of funds advanced by each of Borrower and the related SBA Affiliate to the Account Debtor pursuant to such Loan Paper) allocation to Borrower and the related SBA Affiliate of all payments from the Account Debtor and of all proceeds with respect to the disposition of the Account Debtor Collateral;”

u. Schedules 3.2 through 4.7 of the Loan Agreement are hereby amended and restated in their entirety and replaced with Schedules 3.2 through 4.7 attached hereto.

4. Conditions Precedent. Borrower understands that this Amendment shall not be effective and shall have no force or effect until each of the following conditions precedent has been satisfied, or waived in writing by Agent (in Agent’s sole discretion):

a.	Borrower shall have duly executed and delivered to Agent this Amendment;

b.	After taking into account the waivers and amendments provided hereunder, the representations and warranties of Borrower under the Loan Agreement, the other Loan Documents and this Amendment, as applicable, shall be true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof, which representations and warranties shall be true in all respects;

c.

Agent shall have received in immediately available funds, all out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) incurred by Agent in connection with this Amendment and the transactions contemplated hereby and invoiced to Borrower prior to the date on which this Amendment is otherwise to become effective; provided that the failure to invoice any such amounts to Borrower prior to such date shall not preclude Agent from seeking reimbursement of such amounts, or excuse Borrower from paying or reimbursing such amounts, following the effective date of this Amendment; and

d.	Agent shall have received such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate in connection with this Amendment.

5. Limited Waiver. Subject to and on the terms and conditions set forth herein, Agent and the Lenders, hereby waive the Existing Defaults; provided however, that such waiver: (a) applies only to the instance specified above and for the times stated, (b) is not a waiver of any subsequent breach of the same provision of the Loan Agreement or any other Loan Document, and (c) shall not extend or apply to, and is not a waiver of any breach of, any other Default of Event of Default. Nothing herein constitutes a waiver, amendment or forbearance of Borrower’s obligation to pay the Obligations, as and when due. This waiver is not a continuing waiver with respect to any Event of Default or any obligation that Borrower may have under the Loan Agreement or the other Loan Documents after the date hereof. Except as expressly set forth above, Agent and Lenders do not waive any failure by Borrower to perform any obligation under the Loan Agreement or any other Loan Document. Agent and each Lender reserves all of their respective rights, powers and remedies available to them under the Loan Documents and applicable law, including the right to cease making advances to Borrower and to accelerate any or all of Borrower’s indebtedness if any subsequent breach of the same provisions or any other provision of the Loan Agreement or any other Loan Document should occur. Neither Agent nor any Lender is obligated to grant this or any other waiver, consent or loan modification.

6. Ratification and Confirmation of Loan Documents. Except as expressly set forth in Section 3 hereof, the execution, delivery, and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement or any other Loan Document, and shall not operate as a waiver of any right, power, or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document. The Loan Agreement, all promissory notes, guaranties, security agreements, and all other instruments, documents and agreements entered into in connection with the Loan Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed by Borrower in all respects.

7. No Other Waivers. This Amendment: (a) in no way shall be deemed to imply a willingness on the part of Agent or any Lender to grant any similar or other future waivers or to agree to any future consents, amendments or modifications to any of the terms and conditions of the Loan Agreement or the other Loan Documents; and (b) shall not in any way, prejudice, limit, impair or otherwise affect any rights or remedies of Agent or any Lender under the Loan Agreement or any of the other Loan Documents, including, without limitation, Agent’s or any Lender’s right to demand strict performance of Borrower’s liabilities and obligations to Agent and the Lenders and the Obligations under the Loan Documents at all times. Borrower acknowledges and agrees that Agent and each Lender is relying upon Borrower’s representations, warranties and agreements, as set forth herein and in the other Loan Documents in entering into this Amendment. Nothing in this Amendment shall constitute a satisfaction of Borrower’s Obligations.

8. Miscellaneous. Borrower acknowledges and agrees that the representations and warranties set forth herein are material inducements to Agent and the Lenders to deliver this Amendment. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns. This Amendment and the Loan Agreement shall be read together as one document. No course of dealing on the part of Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by Borrower of any provision of the Loan Documents shall not affect any right of Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent and/or the Lenders, as applicable. No other Person shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules. If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed herefrom or therefrom, as applicable, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part hereof or thereof, as applicable. This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower, Agent and the Lenders have caused this Amendment to be executed as of the date first written above.

BORROWER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	By:	/s/ Mark Harris
	Name:	Mark Harris
	Title:	Chief Financial Officer

[Signature Page to First Amendment to

Second Amended and Restated Loan and Security Agreement]

IN WITNESS WHEREOF, Borrower, Agent and the Lenders have caused this Amendment to be executed as of the date first written above.

AGENT:	MUFG UNION BANK, N.A., as Agent

	By:	/s/ James B. Goudy
James B. Goudy
	Title:	Director

LENDER:	MUFG UNION BANK, N.A., as Lender

	By:	/s/ James B. Goudy
James B. Goudy
	Title:	Director

[Signature Page to First Amendment to

Second Amended and Restated Loan and Security Agreement]

Schedule 3.2

Executive Offices; Corporate or Other Names; Conduct of Business

- Jurisdictions of Organization:

Entity Name	Type of Entity	Jurisdiction of Formation
Borrower	Corporation	Maryland
Hercules Funding II, LLC	Limited Liability Company	Delaware
Hercules Technology II, L.P.	Limited Partnership	Delaware
Hercules Technology III, L.P.	Limited Partnership	Delaware
Hercules Technology IV, L.P.	Limited Partnership	Delaware
Hercules Technology SBIC Management, LLC	Limited Liability Company	Delaware
Hydra Ventures, LLC	Limited Liability Company	Delaware
Hercules Technology Management Co. II Inc.	Corporation	Delaware
Hercules Technology Management Co. III Inc.	Corporation	Delaware
Hercules Technology Management Co. V Inc.	Corporation	Delaware
Hercules Technology I, LLC	Limited Liability Company	Delaware
Hercules Technology II, LLC	Limited Liability Company	Delaware
Hercules Capital Funding 2012-1 LLC	Limited Liability Company	Delaware
Hercules Capital Funding Trust 2012-1	Business Trust	Delaware
Hercules Capital Funding 2014-1 LLC	Limited Liability Company	Delaware
Hercules Capital Funding Trust 2014-1	Business Trust	Delaware

- Locations of Collateral:

400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301	777 Church Street Elmhurst, IL 60126

31 St. James Ave, Suite 790	2500 Broadway
Boston, MA 02116	Building F, Suite F-125
Santa Monica, CA 90404
1600 Tysons Boulevard, 8th Floor
McLean, VA 22102	100 Matsonford Road, Suite 410
Radnor, PA 19087
100 Park Ave., 34th Floor
New York, NY 10017

- Chief Executive Offices:

400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

- Organizational ID Numbers:

Entity Name	Organizational Identification Number	Federal Employer Identification Number
Borrower	D07705197	74-3113410
Hercules Funding II, LLC	4582401	26-3212368
Hercules Technology II, L.P.	3916747	11-3749573
Hercules Technology III, L.P.	4728789	27-0924518
Hercules Technology IV, L.P.	4917870	27-4334020
Hercules Technology SBIC Management, LLC	3728003	11-3749567
Hydra Ventures, LLC	4264926	20-8117315
Hercules Technology Management Co. II Inc.	4531711	20-2386260
Hercules Technology Management Co. III Inc.	4548181	26-2820058
Hercules Technology Management Co. V Inc.	4548185	26-2820144
Hercules Technology I, LLC	3727330	27-0521835
Hercules Technology II, LLC	3916747	27-1451720
Hercules Capital Funding 2012-1 LLC	5254633	46-2011652
Hercules Capital Funding Trust 2012-1 Hercules Capital Funding 2014-1 LLC Hercules Capital Funding Trust 2014-1	5255228 5608455 5614039	38-7073621 47-2024857 47-6539095

Schedule 3.6

Bank Accounts

Account Holder	Bank	Acct #	Description
Hercules Technology Growth Capital, Inc.	MUFG Union Bank, N.A.	6734307490	Custodial Account
Hercules Technology Growth Capital, Inc.	MUFG Union Bank, N.A.	4720024751	Operating Account
Hercules Technology Growth Capital, Inc.	MUFG Union Bank, N.A.	4720011889	Collection Account
Hercules Technology Growth Capital, Inc.	MUFG Union Bank, N.A.	8580006141	Money Market
Hercules Technology Growth Capital, Inc.	MUFG Union Bank, N.A.	4729010936	Time Deposit
Hercules Technology Growth Capital, Inc.	Wells Fargo	412-4015488	Collection Account
Hercules Technology Growth Capital, Inc.	Wells Fargo	412-4015470	Operating Account
Hercules Technology Growth Capital, Inc.	Wells Fargo Custody	84270700	Custodial Account
Hercules Technology Growth Capital, Inc.	JMP Securities	JMD-001051	Brokerage Account

Schedule 3.7

Employment Agreements

None.

Schedule 3.8

Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness

- As of the First Amendment Closing Date, 72,072,409 shares of the Borrower’s common stock are outstanding at $0.001 par value.

- As of the First Amendment Closing Date, there are no holders of 10% or more of the Borrower’s common stock

- Borrower and Subsidiaries:

	Jurisdiction of Formation	Number of Shares of Common and Preferred Stock Authorized	Percentage owned by Borrower
Borrower	Maryland	200,000,000
Hercules Funding II, LLC	Delaware	unlimited	100%
Hercules Technology II, L.P.	Delaware	unlimited	100%
Hercules Technology III, L.P.	Delaware	unlimited	100%
Hercules Technology IV, L.P.	Delaware	unlimited	100%
Hercules Technology SBIC Management, LLC	Delaware	unlimited	100%
Hydra Ventures, LLC	Delaware	unlimited	100%
Hercules Technology Management Co. II Inc.	Delaware	100	100%
Hercules Technology Management Co. III Inc.	Delaware	100	100%
Hercules Technology Management Co. V Inc.	Delaware	100	100%
Hercules Technology I, LLC	Delaware	100	100%
Hercules Technology II, LLC	Delaware	100	100%
Hercules Capital Funding 2012-1 LLC	Delaware	100	100%
Hercules Capital Funding Trust 2012-1	Delaware	n/a	100%
Hercules Capital Funding 2014-1 LLC	Delaware	100	100%
Hercules Capital Funding Trust 2014-1	Delaware	n/a	100%

Schedule 3.11

Taxes

None

Schedule 3.12

ERISA Plans

Borrower maintains a 401K plan.

Schedule 3.13

Litigation

None.

Schedule 3.14

Intellectual Property

Trademark	Registration Number
Name and Mark: “Hercules Technology Growth Capital, Inc.”	3923289
Name and Mark: “Hercules Technology Growth Capital, Inc.”	3923288

Schedule 3.16

Hazardous Materials

None.

Schedule 3.29

Material Contracts

Lease Agreement, dated as of June 13, 2006, between the Hercules Technology Growth Capital, Inc. and 400 Hamilton Associates.

Sale and Servicing Agreement by and Among Hercules Capital Funding 2014-1 LLC, Hercules Capital Funding Trust 2014-1 LLC, Hercules Technology Growth Capital, Inc. and U.S. Bank National Association, dated as of November 13, 2014.

Sale and Contribution Agreement by and between Hercules Technology Growth Capital, Inc. and Hercules Capital Funding 2014-1 LLC, dated as of November 13, 2014.

Note Purchase Agreement among the Hercules Technology Growth Capital, Inc., Hercules Capital Funding 2014-1 LLC, as Trust Depositor, Hercules Capital Funding Trust 2014-1, as Issuer, and Guggenheim Securities, LLC, as Initial Purchaser, dated as of November 4, 2014.

Administration Agreement between Hercules Capital Funding Trust 2014-1 LLC, Hercules Technology Growth Capital, Inc., Wilmington Trust, National Association, and U.S. Bank National Association, dated as of November 13, 2014.

Indenture between Hercules Technology Growth Capital, Inc. and U.S. Bank National Association, dated as of April 15, 2011.

Indenture between Hercules Technology Growth Capital, Inc. and U.S. Bank National Association, dated as of March 6, 2012.

First Supplemental Indenture between Hercules Technology Growth Capital, Inc. and U.S. Bank National Association, dated as of April 17, 2012.

Second Supplemental Indenture between Hercules Technology Growth Capital, Inc. and U.S. Bank National Association, dated as of September 24, 2012.

Third Supplemental Indenture between Hercules Technology Growth Capital, Inc. and U.S. Bank National Association, dated as of July 14, 2014.

Custodial Agreement between Hercules Technology Growth Capital, Inc. and Wells Fargo, National Association dated July 29, 2015.

Global Custody Agreement between Hercules Technology Growth Capital, Inc. and MUFG Union Bank, N.A dated August 31, 2015.

Schedule 4.6(a)

Notes Indebtedness

1.	$64,489,500 aggregate principal amount of 7.00% Senior Notes due April 2019 (CUSIP No. 427096888).

2.	$85,875,000 aggregate principal amount of 7.00% Senior Notes due September 2019 (CUSIP No. 427096870).

3.	$103,000,000 aggregate principal amount of 6.25% Notes due July, 2024 (CUSIP No. 427096862).

4.	$17,604,000 aggregate principal amount of 6.00% convertible senior notes due April 2016 (CUSIP No. 427096AA0).

Schedule 4.6(b)

Permitted Special Purpose Indebtedness

1.	SBA debentures outstanding as of June 30, 2015 as identified in the Form 10-Q filed by the Borrower for the quarter ended June 30, 2015.

2.	Asset-backed notes issued by Hercules Capital Funding Trust 2014-1 pursuant to the note purchase agreement, dated as of November 4, 2014.

3.	Amended and Restated Loan and Security Agreement by and among Hercules Funding II LLC and Wells Fargo Capital Finance, LLC, dated as of June 29, 2015, as amended.

Schedule 4.7

Permitted Liens

None.